Exhibit 99.1

Legend Media, Inc. Successfully Completes Listing on the Frankfurt Stock Exchange

BEIJING, July 14, 2008 (PRIME NEWSWIRE) -- Legend Media, Inc. (OTCBB:LEGE) (Frankfurt:LM2), a rapidly growing advertising business focused on the Chinese radio market, is pleased to announce that the Company's common shares have been accepted for trading on the Frankfurt Stock Exchange under the ticker symbol "LM2.F". This will further allow European investors to buy shares in local currency and establish a more significant presence in Europe for the Company. The International Security Identification Number (ISIN) number for Legend Media, Inc. is US52469V1061.

The Frankfurt Stock Exchange (FWB) is one of the world's largest trading centers for securities. Operated by the Deutsche Boerse AG, FWB is the largest of all German stock exchanges and responsible for approximately 90 percent of securities trading volume in Germany.

ICF Kursmakler AG, one of the leading securities trading banks in Germany, facilitated the Frankfurt listing and will also act as the Company's market maker on the Frankfurt Stock Exchange.

"This is one of many initiatives we are taking to increase market awareness for our Company and value for our investors. Several potential European investors have suggested that a Frankfurt listing will make it easier for them to invest in our Company. In addition, these potential investors bring two important aspects to the table - they tend to have reputations of being long-term investors and they have an interest in helping us to achieve our goal to become China's radio advertising industry leader," said Jeffrey Dash, CEO of Legend Media.

About Legend Media, Inc.

Legend Media, Inc., through its wholly-owned subsidiary Well Chance Investments Limited ("Well Chance''), intends to build a leading, consumer advertising network in China that reaches consumers through multiple advertising mediums, with a specific near-term focus on radio. Well Chance is run by its world-class Executive Team, Advisory Board, and Board of Directors. These teams have helped to establish a network of partners in China and the United States that are actively working to build the company's customer base, refine its business development strategies, and identify additional acquisition candidates. Well Chance leverages these partners to manage its relationships with major national and international advertising agencies, while local operators focus on maintaining radio station and advertiser relationships within their local markets.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Since the forward-looking statements relate to future developments, results, or events, these statements are highly speculative and involve risks, uncertainties, and assumptions that are difficult to assess and may not be accurate. Actual results could differ from those projected in any forward-looking statements. These forward-looking statements are made as of the date of this news release and the Company and Well Chance assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as may be required by law. Although the Company and Well Chance believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company's periodic reports filed from time to time with the Securities and Exchange Commission and available at http://www.sec.gov.

CONTACT:	Legend Media, Inc.
Jeffrey Dash, CEO
(310) 933-6050
 j.dash@legend-media.comhttp://www.legend-media.com

public eye CONSULTING BUSCHE
Karsten Busche, Managing Director
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 info@publiceye-consulting.comwww.publiceye-consulting.com